EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Fourth-Quarter and Full-Year Financial Results

Q4 and Full-Year Results Exceed Expectations

Accelerating Overseas Growth and Continued U.S. Momentum Drive Strong 2017 Expectations

BEDFORD, Mass., Feb. 8, 2017 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2016.

“2016 was a fantastic year for iRobot. Our Q4 and full year 2016 results exceeded our increased expectations. Record Q4 revenue was driven by very strong sales in the United States despite having the highest number of competitors we’ve ever seen. Higher revenue coupled with continued improvement in gross margin allowed us to increase investment and capitalize on our momentum executing on our business strategy, while returning additional profit to shareholders and setting a strong foundation for 2017 and beyond,” said Colin Angle, chairman and chief executive officer of iRobot.

“In 2017, we are expecting revenue of $770 to $785 million, which is year-over-year growth of 17% to 19%, EPS of $1.35 to $1.65 and operating income of $57 to $70 million. These expectations include the anticipated financial impact of our Japanese distributor acquisition, targeted to close at the beginning of Q2 2017. In November of 2016, we issued a press release, announcing our signed definitive agreement, and stated that for 2017 we expected a positive revenue impact of $20 to $25 million and a one-time negative impact to earnings per share of $0.25 - $0.35.

“We will achieve the 2017 performance by driving revenue growth through deeper household penetration of Roomba® in the U.S., accelerating growth in overseas markets, capitalizing on our first mover advantage in the wet floor care category, particularly in Asia where Braava® and Braava jet™ have been enthusiastically received, expanding gross margin through improved operating efficiencies and scale, and continuing to extend connectivity across more of our products, allowing us to offer more robots with mapping capabilities and cloud connectivity at more accessible price points, growing our role in the emerging Smart Home.

“There is a lot to be excited about. 2016 was a pivotal year for iRobot as we exited non-consumer businesses to focus solely on products for the home. We did so while delivering outstanding financial results for the year. Q4 was a record quarter for us and it was driven from the successful investments we made leading up to and throughout 2016, as we responded well to increasingly competitive market conditions. 2017 will be our first full year as a consumer technology company and we plan to capitalize on the investments we have been making.”

Financial Results

•
Revenue for the fourth quarter of 2016 was $212.5 million, compared with $206.4 million for the fourth quarter of 2015. Revenue for the full year 2016 was $660.6 million, compared with $616.8 million for the full year 2015. Q4 2015 revenue included $31.0 million of defense & security (D&S) revenue. Full-year 2015 and 2016 revenue included $57.0 million and $5.0 million respectively, of D&S and other revenue.

•
Net income for the fourth quarter of 2016 was $13.7 million, compared with $19.3 million for the fourth quarter of 2015. Net income for the full year 2016 was $41.9 million, compared with $44.1 million for full-year 2015.

•
Quarterly earnings per share were $0.49, compared with $0.65 in the fourth quarter last year. Full-year 2016 earnings per share were $1.48, compared with $1.47 last year. Fourth quarter 2016 earnings per share included a $0.03 benefit associated with a change in accounting treatment of an equity investment and a $0.01 contribution from transition services provided to the former D&S business. Fourth quarter 2015 EPS included a $0.23 contribution from the D&S business and a $0.06 gain on sale of investment. Full-year 2016 earnings per share included a negative ($0.10) impact from the divestiture of the D&S business and a $0.03 contribution from the sale of an investment. Full-year 2015 earnings per share benefited from a $0.10 contribution from the D&S business and $0.08 from the sale of an investment.

•
Adjusted EBITDA for the fourth quarter of 2016 was $28.6 million, compared with $35.0 million in the fourth quarter of 2015. Adjusted EBITDA for the full year 2016 was $94.4 million, compared with $92.0 million for full-year 2015.

Business Highlights

•
Consumer revenue grew 21% in Q4 over the prior year and 17% for the full year over 2015, due primarily to significant growth in the United States driven by further investment in ad media and national promotions.

•	Domestic revenue for the quarter grew 47% over Q4 last year and for the full year grew 36% over 2015.

•	Braava and Braava jet revenue grew roughly 75% in 2016 compared with 2015 and comprised approximately 10% of Consumer revenue for full-year 2016.

Financial Expectations

Management provides the following expectations with respect to the year ending December 30, 2017. The expectations assume the acquisition is closed at the beginning of the second quarter:

Fiscal Year 2017:	Total Company	Expected Impact of Acquisition*
Revenue	$770 - $785 million	$20 - $25 million
Earnings Per Share	$1.35 - $1.65	($0.25 - $0.35)
Operating Income	$57 - $70 million	($10 - $15 million)

*Assumes a 110 - 115 Yen - Dollar exchange rate.

Fourth-Quarter and Full-Year Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fourth fiscal quarter and full year 2016, and outlook for the full-year 2017 financial performance. Pertinent details include:

Date:	Thursday, February 9, 2017
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	15399077

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=5242673.
An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 16, and can be accessed by dialing 404-537-3406, passcode 15399077.

About iRobot Corp.
iRobot designs and builds robots that empower people to do more. The company's home robots help people find smarter ways to clean and accomplish more in their daily lives. iRobot's portfolio of solutions features proprietary technologies for the connected home and advanced concepts in navigation, mobility and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, revenue growth, the timing of our acquisition of our Japanese distributor on revenue, demand for our robots, our ability to develop robots with mapping capabilities and cloud connectivity, the impact of our past investments, anticipated revenue, earnings per share and operating income for the fiscal year ended December 30, 2017, and the anticipated impact of our acquisition of our Japanese distributor on revenue, earnings per share and operating income for the fiscal year ended December 30, 2017.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, and competition.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G.  We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, net intellectual property litigation (income) expense, and restructuring expense.  A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Revenue	$212,494	$206,420	$660,604	$616,778
Cost of revenue	105,852	111,093	341,289	327,852
Gross margin	106,642	95,327	319,315	288,926
Operating expenses:
Research and development	21,861	20,185	79,805	76,071
Selling and marketing	48,153	36,876	115,125	97,772
General and administrative	17,909	15,270	66,828	54,465
Total operating expenses	87,923	72,331	261,758	228,308
Operating income	18,719	22,996	57,557	60,618
Other income, net	1,662	3,301	3,804	2,353
Income before income taxes	20,381	26,297	61,361	62,971
Income tax expense	6,700	6,966	19,422	18,841
Net income	$13,681	$19,331	$41,939	$44,130

Net income per share
Basic	$0.50	$0.66	$1.51	$1.49
Diluted	$0.49	$0.65	$1.48	$1.47

Number of shares used in per share calculations
Basic	27,159	29,140	27,698	29,550
Diluted	27,823	29,602	28,292	30,107

Stock-based compensation included in above figures:
Cost of revenue	$205	$414	$760	$1,076
Research and development	1,048	519	3,646	3,256
Selling and marketing	692	368	2,008	1,457
General and administrative	2,269	2,420	9,581	8,394
Total	$4,214	$3,721	$15,995	$14,183

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31, 2016	January 2, 2016

Assets
Cash and cash equivalents	$214,523	$179,915
Short term investments	39,930	33,124
Accounts receivable, net	72,909	104,679
Unbilled revenue	139	452
Inventory	50,578	61,678
Other current assets	5,591	9,501
Total current assets	383,670	389,349
Property and equipment, net	27,532	26,850
Deferred tax assets	30,585	31,721
Goodwill	41,041	48,751
Intangible assets, net	12,207	15,664
Other assets	12,877	9,408
Total assets	$507,912	$521,743

Liabilities and stockholders' equity
Accounts payable	$67,281	$61,655
Accrued expenses	19,854	15,954
Accrued compensation	21,015	15,752
Deferred revenue and customer advances	4,486	3,265
Total current liabilities	112,636	96,626
Long term liabilities	6,320	7,706
Stockholders' equity	388,956	417,411
Total liabilities and stockholders' equity	$507,912	$521,743

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	December 31, 2016	January 2, 2016
Cash flows from operating activities:
Net income	$41,939	$44,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,606	15,090
Loss on disposal of property and equipment	211	214
Gain on sale of business unit	(433)	—
Income on equity method investment	(1,376)	—
Gain on sale of cost method investment	(634)	(3,287)
Stock-based compensation	15,995	14,183
Deferred income taxes, net	3,557	(985)
Tax benefit of excess stock-based compensation deductions	(2,971)	(1,467)
Non-cash director deferred compensation	82	149
Changes in operating assets and liabilities — (use) source
Accounts receivable	25,484	(33,623)
Unbilled revenue	198	2,162
Inventory	(981)	(13,978)
Other assets	3,187	203
Accounts payable	6,502	3,786
Accrued expenses	4,222	(2,768)
Accrued compensation	5,748	(483)
Deferred revenue and customer advances	2,996	(584)
Long term liabilities	(908)	3,970
Net cash provided by operating activities	116,424	26,712

Cash flows from investing activities:
Additions of property and equipment	(10,817)	(9,372)
Change in other assets	(2,093)	(1,015)
Proceeds from sale of business unit	23,520	—
Proceeds from sale of cost method investment	634	5,645
Purchase of investments	(20,056)	(17,755)
Sales and maturities of investments	13,002	20,500
Net cash provided by (used in) investing activities	4,190	(1,997)

Cash flows from financing activities:
Proceeds from stock option exercises	9,344	6,464
Income tax withholding payment associated with restricted stock vesting	(1,300)	(1,295)
Stock repurchases	(97,021)	(37,393)
Tax benefit of excess stock-based compensation deductions	2,971	1,467
Net cash used in financing activities	(86,006)	(30,757)

Net increase (decrease) in cash and cash equivalents	34,608	(6,042)
Cash and cash equivalents, at beginning of period	179,915	185,957
Cash and cash equivalents, at end of period	$214,523	$179,915

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Revenue: *
Consumer	$212,096	$175,197	$655,850	$559,619
Domestic	$123,969	$84,317	$319,078	$234,904
International	$88,127	$90,880	$336,772	$324,715

Defense & Security	$—	$30,504	$3,075	$55,004

Gross Margin Percent:
Consumer	52.6%	49.2%	51.9%	50.9%
Defense & Security	0.0%	50.7%	16.6%	45.9%
Total Company	50.2%	46.2%	48.3%	46.8%

Units shipped - Consumer *	940	771	2,943	2,436

Average gross selling prices for robot units - Consumer	$268	$262	$249	$251

Days sales outstanding	31	46	31	46

Days in inventory	42	51	42	51

Headcount	607	622	607	622

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Net income	$13,681	$19,331	$41,939	$44,130

Interest income, net	(247)	(196)	(934)	(678)
Income tax expense	6,700	6,966	19,422	18,841
Depreciation	2,528	3,599	9,974	11,375
Amortization	907	922	3,632	3,715

EBITDA	23,569	30,622	74,033	77,383

Stock-based compensation expense	4,214	3,721	15,995	14,183
Net merger, acquisition and divestiture expense	619	567	1,848	822
Net intellectual property litigation (income) expense	201	99	665	(394)
Restructuring expense	—	—	1,857	—

Adjusted EBITDA	$28,603	$35,009	$94,398	$91,994

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, net intellectual property litigation (income) expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
Expected Incremental Impact of Japan Acquisition *
(in millions, except per share amounts)
(unaudited)

Fiscal year 2017
	Three	Three	Three	Three	Twelve
	Months Ending	Months Ending	Months Ending	Months Ending	Months Ending
	April 1	July 1	September 30	December 30	December 30

Revenue	—	—	$10 - $12	$10 - $13	$20 - $25

Net income (loss) per share	—	($0.40 - $0.50)	$0.00 - $0.05	$0.05 - $0.15	($0.25 - 0.35)

* expected to close at the beginning of Q2-17.